SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 11, 2012
Date of Report

June 1, 2012
(Date of earliest event reported)

ENERGY EDGE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	333-167853	52-2439239
(State or other jurisdiction	(Commission File Number)	(IRS Employer

1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807
(Address of principal executive offices, including zip code)

(888) 729-5722 x 100
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement.

On June 1, 2012, we entered into a merger agreement (the “Agreement”) with Trillacorpe Construction, LLC, a Michigan limited liability company (“Trillacorpe”), whereby we will acquire a certain percentage of Trillacorpe in an amount to be determined in exchange for a certain number of shares of our common stock in an amount to be determined.  Specific insiders and associates will contribute a negotiated amount of their shares of common stock towards the block given to Trillacorpe.  It is anticipated that we will complete the acquisition and close the Agreement within ninety (90) days.  In addition, upon the closing of the Agreement, our Board of Directors will be expanded to a three to five member Board and new officers of the company will be named.  A full copy of the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Merger Agreement between Trillacorpe Construction, LLC and Energy Edge Technologies Corp dated June 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2012

Energy Edge Technologies Corporation

By:	/s/ Robert Holdsworth
Robert Holdsworth
President